WORLD SURVEILLANCE GROUP INC.

2013 RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made and entered into as of this ___ day of ___________, 201_, by and between WORLD SURVEILLANCE GROUP INC., a Delaware corporation (the “Company”), and _________________________ (the “Participant”),

WITNESSETH THAT:

WHEREAS, the Administrator (as defined in the Plan), acting under the Company’s 2013 Equity Compensation Incentive Plan adopted by the Board of Directors on April 17, 2013 (the “Plan”), has the authority to award restricted shares of the common stock, par value $0.00001 per share, of the Company (the “Common Stock”) to employees, officers, directors, consultants and advisors of the Company (for purposes herein the term the “Company” shall have the meaning ascribed to it in the Plan);

WHEREAS, except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries, of the Company as defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”); and

WHEREAS, pursuant to the Plan the Administrator has determined to make such an award to Participant on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement, and Participant desires to accept such award;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Restricted Stock Award.

(a)          On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards to Participant, and Participant hereby accepts, a restricted stock award (the “Award”) of ____________ shares (the “Restricted Shares”) of Common Stock.  The Award is made effective as of the date hereof (the “Effective Date”).  The Restricted Shares shall be issued in book-entry or stock certificate form in the name of Participant as of the Effective Date and delivered to Participant on the Effective Date or as soon thereafter as practicable.  Participant shall take all such action as may be requested by the Company to cause the Restricted Shares to be deposited with the Company, together with any executed stock powers and/or other instruments of transfer reasonably requested by the Company, to be held by the Company in escrow for Participant’s benefit until such time as the Restricted Shares are either forfeited by Participant to the Company or the restrictions thereon terminate as set forth in this Agreement.

(b)          Participant hereby represents and warrants that Participant is acquiring the Restricted Shares under this Agreement for Participant’s own account and investment and without any intent to resell or distribute the Restricted Shares. Participant shall no resell or distribute the Restricted Shares after the Restricted Period except in compliance with all applicable federal and state securities laws.

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2.           Vesting and Forfeiture.

(a)          The Restricted Shares shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Effective Date and shall end with respect to [___% of the Restricted Shares, on the _____ anniversary of the Effective Date; with respect to ___% of the Restricted Shares, on the _____ anniversary of the Effective Date; and with respect to ___% of the Restricted Shares, on the _____ anniversary of the Effective Date.]

(b)          The Restricted Shares shall be subject to being forfeited by Participant to the Company as provided in this Agreement, and Participant may not sell, assign, transfer, discount, exchange, pledge or otherwise encumber or dispose of any of the Restricted Shares unless the restrictions applicable to the Restricted Shares under this Agreement have terminated in accordance with the provisions of this Agreement or the Plan.

(c)          If Participant continues to serve the Company in the capacity of an employee, officer, director, consultant or advisor (a “Business Relationship”) through the Restricted Period, the restrictions applicable hereunder to the Restricted Shares shall terminate, and as soon as practicable after the end of the Restricted Period for any of the Restricted Shares, together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Participant free of such restrictions.

(d)          If Participant’s Business Relationship with the Company terminates during the Restricted Period by reason of Participant’s death or Disability (as defined in Section 2(h) hereof), the restrictions applicable hereunder to all Restricted Shares shall terminate, and as soon as practicable after such termination of the Business Relationship, the Restricted Shares, together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Participant (or in the event of Participant’s death, to Participant’s estate) free of such restrictions.

(e)          If Participant’s Business Relationship with the Company terminates during the Restricted Period for any reason other than Participant’s death or Disability or for Cause (as defined below), then on the date of such termination of the Business Relationship (the “No Cause Forfeiture Date”) all of the Restricted Shares still subject to vesting restrictions hereunder shall be forfeited by Participant and promptly (but in no event later than the fifth day thereafter) be transferred to the Company at no cost to the Company, unless prior to the No Cause Forfeiture Date the Administrator, acting in its absolute discretion, terminates the restrictions applicable hereunder to all or a portion of the Restricted Shares still subject to restrictions hereunder.  In connection with those Restricted Shares not subject to vesting restrictions hereunder, promptly following the No Cause Forfeiture Date, or if the Administrator so terminates any vesting restrictions applicable hereunder to any of the Restricted Shares, then as soon as practicable after the No Cause Forfeiture Date, such Restricted Shares no longer subject to any restrictions hereunder together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Participant (or in the event of Participant’s death, to Participant’s estate) free of such restrictions.

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(f)          If Participant’s Business Relationship with the Company terminates during the Restricted Period for Cause, then on the date of such termination of the Business Relationship (the “Cause Forfeiture Date”), all of the Restricted Shares, including Restricted Shares as to which vesting restrictions had already terminated, shall be forfeited by Participant and promptly (but in no event later than the fifth day thereafter) be transferred to the Company at no cost to the Company.

(g)           If a Change in Control (as defined in Section 2(h) hereof) occurs during the Restricted Period and while Participant has a Business Relationship with the Company, the restrictions applicable hereunder to [accelerated vesting percentage, if any] of the Restricted Shares shall terminate and such Restricted Shares (and/or any successor securities or other property attributable to the Restricted Shares that may result from the Change in Control), together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Participant free of such restrictions, provided, however, that the restrictions shall continue after the closing of the Change of Control as to the remainder of the Restricted Shares subject to this Agreement at the same rate and until the same dates as in effect prior to the Change of Control as long as the Participant continuously maintains a Business Relationship with the Company through the applicable restriction dates.

(h)          For the purposes of this Agreement:  (i) the “Disability” of Participant shall mean the “permanent and total disability” of Participant within the meaning of Section 22(e)(3) of the Code, as determined by the Administrator in its discretion; (ii) transfers of Business Relationships without interruption of service between or among the Company and its Subsidiaries shall not be considered a termination of the Business Relationship and the change of form of the Business Relationship without interruption of service to the Company shall not be considered a termination of the Business Relationship; (iii) a “Change in Control” shall be deemed to have occurred upon the consolidation with or the acquisition by another entity of the Company in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity or its ultimate parent, or in the event of a sale or all or substantially all of the Company’s assets; and (iv) “Cause” means in the good faith determination of the Company, Participant has (A) committed gross negligence, dishonesty or willful malfeasance in the performance of the Participant’s work or duties; (B) committed a breach of fiduciary duty or a breach of any non-competition, non-solicitation or confidentially obligations to the Company; (C) failed on a substantial and continuing basis, after written notice of such failure, to render services to the Company in accordance with the terms or requirements of Participant’s Business Relationship; (D) been convicted of, or pleaded “guilty” or “no contest” to, any misdemeanor relating to the affairs of the Company or any felony; (E) disregarded the material rules or material policies of the Company which has not been cured within 15 days after written notice thereof from the Company; or (F) engaged in intentional acts that have generated material adverse publicity toward or about the Company.

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3.          Rights as Shareholder.  Subject to the provisions of this Agreement, upon the issuance of the Restricted Shares to Participant, Participant shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to the Restricted Shares.  If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization or otherwise, with respect to the shares of Company common stock constituting the Restricted Shares, then the Company shall pay or make such dividend or other distribution with respect to the Restricted Shares; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable hereunder to the Restricted Shares until the Restricted Shares are either forfeited by Participant and transferred to the Company or the restrictions thereon terminate as set forth in this Agreement.  If the Restricted Shares with respect to which such dividend or distribution was paid or made are forfeited by Participant pursuant to the provisions hereof, then Participant shall not be entitled to receive such dividend or distribution and such dividend or distribution shall likewise be forfeited and transferred to the Company.  If the restrictions applicable to the Restricted Shares with respect to which such dividend or distribution was paid or made terminate in accordance with the provisions of this Agreement, then Participant shall be entitled to receive such dividend or distribution with respect to such shares, without interest, and such dividend or distribution shall likewise be delivered to Participant.

4.          Withholding Taxes.

(a)          Participant may elect pursuant to Section 83(b) of the Internal Revenue Code of 1986, within 30 days of the Effective Date and on notice to the Company and provision to the Company of a fully executed copy of the election form, to realize income for federal income tax purposes equal to the fair market value of the Restricted Shares on the Effective Date.  In such event, Participant shall make arrangements satisfactory to the Company to pay in the year of the Award any federal, state or local taxes required to be withheld or paid with respect to such shares.  Such arrangements may include, to the extent such arrangements are acceptable to the Company and do not provide for tax withholding in amounts in excess of the minimum withholding requirements contemplated by SFAS 123(R), the transfer of the Restricted Shares or other shares of Common Stock to the Company for application to satisfy such withholding requirements on the basis of the Fair Market Value (as defined in the Plan) of such shares on the date of transfer to the Company.  If Participant fails to make such payments, then any provision of this Agreement to the contrary notwithstanding, the Company shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company to or with respect to Participant, whether or not pursuant to this Agreement, or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

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(b)           If no election is made by Participant pursuant to Section 4(a) hereof, then upon the termination of the restrictions applicable hereunder to the Restricted Shares, Participant (or in the event of Participant’s death, the administrator or executor of Participant’s estate) will pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld or paid with respect to the Restricted Shares.  Such arrangements may include, to the extent such arrangements are acceptable to the Company and do not provide for tax withholding in amounts in excess of the minimum withholding requirements contemplated by SFAS 123(R), the transfer of the Restricted Shares or other shares of Common Stock to the Company for application to satisfy such withholding requirements on the basis of the Fair Market Value (as defined in the Plan) of such shares on the date of transfer to the Company.  If Participant (or in the event of Participant’s death, the administrator or executor of Participant’s estate) fails to make such payments, then any provision of this Agreement to the contrary notwithstanding, the Company shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company to or with respect to Participant, whether or not pursuant to this Agreement, or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(c)          Participant and his or her successor will be responsible for all income and other taxes payable as a result of the grant or vesting of the Restricted Shares or otherwise in connection with this Agreement.   The Company is not required to provide any gross-up or other tax assistance herewith. Participant acknowledges that it is Participant’s sole responsibility, and not the Company’s, to file a timely election under Section 83(b), even if the Participant requests the Company or its representatives to make such filing on Participant’s behalf. Participant is relying solely on Participant’s advisors with respect to the decision as to whether or not to file a Section 83(b) election.

(d)          Participant acknowledges that (i) he or she was free to use professional advisors of his or her choice in connection with this Agreement and has received advice from professional advisors of his or her choice in connection with this Agreement, understands its import and meaning, and is entering into this Agreement freely and without coercion or duress; and (ii) he or she has not received and is not relying upon any advice, representations or assurances made by or on behalf of the Company or any Company Affiliate or any employee of or counsel to the Company regarding any tax or other effects or implications of the Restricted Shares or other matters contemplated by this Agreement.

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(e)          No representations or promises are made to Participant regarding the value of the Restricted Shares or the Company’s business prospects. Participant acknowledges that information about investment in the Company’s stock, including financial information and related risks, is contained in the Company’s Sec reports of Form 10-Q and Form 10-K, which are available for Participant’s review at any time before Participant’s acceptance of this Agreement or at any time during Participant’s Business Relationship with the Company. Further, Participant understands that the Company does not provide tax or investment advice and acknowledges the Company’s recommendation that Participant consult with independent specialists regarding such matters. Sale or other transfer of the Company’s stock may be limited by and subject to the Company’s policies as well as applicable securities laws and regulations.

5.          Reclassification of Shares.  In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including the right to receive cash or other property) of the Restricted Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Administrator may provide that payment of the Restricted Shares shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger. No fractional shares shall be issued, and any fractional shares resulting from any adjustments shall be eliminated.

6.          Effect on Business Relationship.  Nothing contained in this Agreement shall confer upon Participant the right to continue its Business Relationship with the Company, or affect any right that the Company may have to terminate the Business Relationship of Participant.

7.          Legend.  Any certificate representing the Restricted Shares shall conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE WORLD SURVEILLANCE GROUP INC. 2013 EQUITY COMPENSATION INCENTIVE PLAN AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISCOUNTED, EXCHANGED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN ANY MANNER, EXCEPT AS SET FORTH IN THE TERMS OF THE AGREEMENT EMBODYING THE AWARD OF SUCH SHARES DATED _______________. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE COMPANY.

8.          Assignment.  The Company may assign all or any portion of its rights and obligations under this Agreement.  The Award, the Restricted Shares (until the restrictions lapse as to shares of Restricted Shares at the dates set forth above) and the rights and obligations of Participant under this Agreement may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of by Participant other than to the Company under the terms hereof or by will or the laws of descent and distribution. If during the Restricted Period, Participant assigns, pledges, transfers or otherwise disposes of the Restricted Shares, voluntarily or involuntarily, except as permitted by this Agreement, Participant shall lose all rights to the Restricted Stock, and all Restricted Stock shall promptly be surrendered to the Company.

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9.            Binding Effect.  This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, and (ii) Participant, and Participant’s heirs, devisees, executors, administrators and personal representatives.

10.          Amendment.  This Agreement may be amended or terminated at any time by an instrument in writing to such effect executed by both parties (either in writing or by electronic transmission).

11.          Notices.  All notices required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith.  Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefore, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.  The Company or Participant may change, at any time and from time to time, by written notice to the other, the address that the Company or Participant had theretofore specified for receiving notices.  Until such address is changed in accordance herewith, notices under this Agreement shall be delivered or sent (i) to Participant at Participant’s address as set forth in the records of the Company, or (ii) to the Company at the principal executive offices of the Company clearly marked “Attention: General Counsel”.

12.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflict of laws.

13.          Severability.  If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision shall be deemed to be so limited and shall be enforceable by limitation thereof, then the provision shall be so limited and shall be enforceable to the maximum extent permitted by applicable law.

14.          Further Assurances.  The parties agree to execute such additional instruments and to take all such further action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

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15.          Entire Agreement.  This Agreement and the Plan set forth the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

16.          Subject to Plan.  The Award, the Restricted Shares and this Agreement are subject to all of the terms and conditions of the Plan as amended from time to time.  In the event of any conflict between the terms and conditions of the Plan and those set forth in this Agreement, the terms and conditions of the Plan shall control. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan.

17.          Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

18.          Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

19.          References.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first written above.

WORLD SURVEILLANCE GROUP INC.

By: ________________________________________
Name: ______________________________________

Title: _______________________________________

PARTICIPANT

__________________________________________
Participant Signature

__________________________________________
Participant Printed Name

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STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain World Surveillance Group Inc. Restricted Stock Agreement dated as of _____________ (the “Agreement”), the undersigned Participant hereby sells, assigns and transfers unto World Surveillance Group Inc., __________ shares of the Common Stock, $0.00001 par value per share, of World Surveillance Group Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT.

Dated: _________________________

        PARTICIPANT:

                              _________________________________

                              Name Printed:  ______________________

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